                                                                     EXHIBIT 2.3



                         MASTER TECHNOLOGY OWNERSHIP AND


                                LICENSE AGREEMENT


                                     BETWEEN


                            MRV COMMUNICATIONS, INC.


                                       AND


                              OPTICAL ACCESS, INC.


                         EFFECTIVE AS OF SEPTEMBER, 2000

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
 ARTICLE 1            DEFINITIONS............................................................1


    Section 1.1       ANCILLARY AGREEMENTS...................................................1


    Section 1.2       COPYRIGHTS.............................................................1


    Section 1.3       DATABASE RIGHTS........................................................1


    Section 1.4       GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT............................2


    Section 1.5       INVENTION DISCLOSURE...................................................2


    Section 1.6       IPO REGISTRATION STATEMENT.............................................2


    Section 1.7       MASK WORK RIGHTS.......................................................2


    Section 1.8       MASTER CONFIDENTIAL DISCLOSURE AGREEMENT...............................2


    Section 1.9       MASTER PATENT OWNERSHIP AND ASSIGNMENT AGREEMENT.......................2


    Section 1.10      MASTER SEPARATION AGREEMENT............................................2


    Section 1.11      OPTICAL ACCESS BUSINESS................................................2


    Section 1.12      OPTICAL ACCESS PRODUCTS SCHEDULE.......................................2


    Section 1.13      OPTICAL ACCESS TECHNOLOGY..............................................2


    Section 1.14      OPTICAL ACCESS TECHNOLOGY SCHEDULE.....................................2


    Section 1.15      PATENTS................................................................3


    Section 1.16      PERSON.................................................................3


    Section 1.17      SELL...................................................................3


    Section 1.18      SEPARATION DATE........................................................3


    Section 1.19      SUBSIDIARY.............................................................3


    Section 1.20      TECHNOLOGY.............................................................3


    Section 1.21      THIRD PARTY............................................................3


 ARTICLE 2            OWNERSHIP..............................................................3

    Section 2.1       OWNERSHIP OF OPTICAL ACCESS TECHNOLOGY.................................3


    Section 2.2       PRIOR GRANTS...........................................................4


    Section 2.3       ASSIGNMENT DISCLAIMER..................................................4


 ARTICLE 3            LICENSES AND RIGHTS....................................................5


    Section 3.1       OPTICAL ACCESS LICENSE TO MRV..........................................5


    Section 3.2       NO PATENT LICENSES.....................................................5


    Section 3.3       THIRD PARTY TECHNOLOGY.................................................5


 ARTICLE 4            CONFIDENTIALITY........................................................5


 ARTICLE 5            NO TERMINATION.........................................................5


 ARTICLE 6             DISPUTE RESOLUTION....................................................5


    Section 6.1       MEDIATION..............................................................5


    Section 6.2       ARBITRATION............................................................6


    Section 6.3       COURT ACTION...........................................................6


    Section 6.4       CONTINUITY OF SERVICE AND PERFORMANCE..................................6


 ARTICLE 7            LIMITATION OF LIABILITY................................................7


 ARTICLE 8            MISCELLANEOUS PROVISIONS...............................................7


    Section 8.1       DISCLAIMER.............................................................7


    Section 8.2       NO IMPLIED LICENSES....................................................7


    Section 8.3       INFRINGEMENT SUITS.....................................................7


    Section 8.4       NO OTHER OBLIGATIONS...................................................8


    Section 8.5       ENTIRE AGREEMENT.......................................................8


    Section 8.6       GOVERNING LAW..........................................................8


    Section 8.7       DESCRIPTIVE HEADINGS...................................................8


    Section 8.8       NOTICES................................................................8


    Section 8.9       NONASSIGNABILITY.......................................................9

    Section 8.10      SEVERABILITY...........................................................9


    Section 8.11      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..................9


    Section 8.12      AMENDMENT.............................................................10


    Section 8.13      COUNTERPARTS..........................................................10

                MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

        This Master Technology Ownership and License Agreement (the "Agreement") is effective as of September 29, 2000 (the "Effective Date"), between MRV Corporation, a Delaware corporation ("MRV"), having an office at 20415 Nordhoff St., Chatsworth, California 91311 and Optical Access, Inc., a Delaware corporation ("Optical Access"), having an office at 20415 Nordhoff St., Chatsworth, California, 91311.

        WHEREAS, the Board of Directors of MRV has determined that it is in the best interest of MRV and its stockholders to separate MRV's existing businesses into two independent businesses;

        WHEREAS, as part of the foregoing, MRV and Optical Access have entered into a Master Separation Agreement (as defined below), which provides, among other things, for the separation of certain Optical Access assets and Optical Access liabilities, the initial public offering of Optical Access stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

        WHEREAS, also as part of the foregoing, the parties desire to confirm Optical Access's ownership of certain technology.

        NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

Section 1.1 ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in the Master Separation Agreement.

Section 1.2 COPYRIGHTS. "Copyrights" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and (iii) moral rights under the laws of any jurisdiction.

Section 1.3 DATABASE RIGHTS. "Database Rights" means any rights in databases under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

Section 1.4 GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT. "General Assignment and Assumption Agreement" means the General Assignment and Assumption Agreement between the parties.

Section 1.5 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records.

Section 1.6 IPO REGISTRATION STATEMENT. "IPO Registration Statement" means the on Form S-1 registration statement number 333-_____ filed with the Securities and Exchange Commission registering the shares of common stock of Optical Access to be issued in the initial public offering, together with all amendments thereto.

Section 1.7 MASK WORK RIGHTS. "Mask Work Rights" means (i) any rights in mask works, as defined in 17 U.S.C. Section 901, whether registered or unregistered, including applications for registration thereof, and (ii) any foreign rights in semiconductor topologies under the laws of any jurisdiction, whether registered or unregistered, including applications for registration thereof.

Section 1.8 MASTER CONFIDENTIAL DISCLOSURE AGREEMENT. "Master Confidential Disclosure Agreement" means the Master Confidential Disclosure Agreement between MRV and Optical Access.

Section 1.9 MASTER PATENT OWNERSHIP AND ASSIGNMENT AGREEMENT. "Master Patent Ownership and Assignment Agreement" means the Master Patent Ownership and Assignment Agreement between MRV and Optical Access.

Section 1.10 MASTER SEPARATION AGREEMENT. "Master Separation Agreement" means the Master Separation Agreement between MRV and Optical Access.

Section 1.11 OPTICAL ACCESS BUSINESS. "Optical Access Business" means the business and operations of Optical Access as described in the IPO Registration Statement.

Section 1.12 OPTICAL ACCESS PRODUCTS SCHEDULE. "Optical Access Products Schedule" means the mutually agreed Optical Access Products Schedule as of the Separation Date, as it may be updated by the parties upon mutual agreement (signed by authorized officers) of the parties to add Optical Access products as of the Separation Date.

Section 1.13 OPTICAL ACCESS TECHNOLOGY. "Optical Access Technology" means (i) all Technology developed solely by Optical Access or Subsidiaries of Optical Access or by its subcontractors for Optical Access or its Subsidiaries, (ii) all Technology for which the direct costs were solely paid for by Optical Access, and (iii) Technology that has been jointly developed by the parties prior to the Separation Date that is incorporated into Current Optical Access Products (as defined in the Master Patent Ownership and Assignment Agreement.

Section 1.14 OPTICAL ACCESS TECHNOLOGY SCHEDULE. "Optical Access Technology Schedule" means the mutually agreed Optical Access Technology Schedule as of the Separation Date, as it may be updated by the parties upon mutual agreement (signed by authorized officers) of the parties to add Optical Access Technology as of the Separation Date.

Section 1.15 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

Section 1.16 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

Section 1.17 SELL. To "Sell" a product means to sell, transfer, lease or otherwise dispose of a product. "Sale" and "Sold" have the corollary meanings ascribed thereto.

Section 1.18 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, October 31, 2000, or such other date as may be fixed by the Board of Directors of MRV.

Section 1.19 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, Optical Access shall be deemed not to be a subsidiary of MRV.

Section 1.20 TECHNOLOGY. "Technology" means technological models, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like. The term Technology includes Copyrights, Database Rights, Mask Work Rights, trade secrets and any other intellectual property right, but expressly does not include (i) any trademark, trade name, trade dress or service mark, or applications for registration thereof or (ii) any Patents or applications therefor, including any of the foregoing that may be based on Invention Disclosures that are covered by the Master Patent Ownership and License Agreement between the parties, but does include trade secret rights in and to inventions disclosed in such Patent applications and Invention Disclosures.

Section 1.21 THIRD PARTY. "Third Party" means a Person other than MRV and its Subsidiaries and Optical Access and its Subsidiaries.

                                    ARTICLE 2

                                    OWNERSHIP

Section 2.1 OWNERSHIP OF OPTICAL ACCESS TECHNOLOGY. The parties hereby confirm that Optical Access owns all right, title and interest in and to the Optical Access

Technology. Subject to Sections 2.3 and 2.4 below, to the extent that MRV has any ownership rights in and to the Optical Access Technology, MRV hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Optical Access, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Optical Access Technology, to be held and enjoyed by Optical Access, its successors and assigns. MRV further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Optical Access all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Database Rights and Mask Work Rights in and to the Optical Access Technology, and for past misappropriation of trade secrets in and to the Optical Access Technology. MRV further covenants that MRV will, without demanding any further consideration therefor, at the request and expense of Optical Access (except for the value of the time of MRV employees), do (and cause its Subsidiaries to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Optical Access's rights to such Optical Access Technology consistent with MRV's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Optical Access for each Copyright, Mask Work Right or Database Right jurisdiction.

Section 2.2 PRIOR GRANTS.

        (a) Optical Access acknowledges and agrees that the foregoing assignment is subject to any and all licenses or other rights that may have been granted by or to MRV or its Subsidiaries with respect to the Optical Access Technology prior to the Separation Date. MRV shall respond to reasonable inquiries from Optical Access regarding any such prior grants.

        (b) MRV acknowledges and agrees that the foregoing assignment is subject to any and all licenses or other rights that may have been granted by or to Optical Access or its Subsidiaries with respect to the MRV Technology prior to the Separation Date. Optical Access shall respond to reasonable inquiries from MRV regarding any such prior grants.

SECTION 2.3 ASSIGNMENT DISCLAIMER. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS," QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF EITHER PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. FURTHER, THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY NOR ANY SUBSIDIARY OF EITHER PARTY SHALL HAVE ANY OBLIGATION UNDER THIS AGREEMENT TO MAINTAIN OR SUPPORT ANY OF THE TECHNOLOGY ASSIGNED UNDER THIS AGREEMENT OR TO PROVIDE ANY UPGRADES OR ENHANCEMENTS THERETO TO THE OTHER PARTY.

                                    ARTICLE 3

                               LICENSES AND RIGHTS

Section 3.1 OPTICAL ACCESS LICENSE TO MRV. In recognition of the fact that MRV and Optical Access were affiliated entities prior to the Separation Date, Optical Access agrees to grant a license to MRV with respect to certain technologies and products on favorable terms. The parties agree to negotiate such licensing agreement(s) reasonably and in good faith as promptly as they can reasonably accomplish, but in no event later than the six months following the effective date of the initial public offering of Optical Access.

Section 3.2 NO PATENT LICENSES. Nothing contained in this Agreement shall be construed as conferring to either party by implication, estoppel or otherwise any license or right under any Patent or applications therefor, whether or not the exercise of any right herein granted necessarily employs an invention of any existing or later issued Patent. The applicable licenses granted by MRV to Optical Access with respect to Patents are set forth in a separate Master Patent Ownership and License Agreement.

Section 3.3 THIRD PARTY TECHNOLOGY. The assignment of any applicable license agreements with respect to Third Party Technology are set forth in the General Assignment and Assumption Agreement.

                                    ARTICLE 4

                                 CONFIDENTIALITY

        The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.



                                    ARTICLE 5

                                 NO TERMINATION

        Each party acknowledges and agrees that its remedy for breach by the other party of any provision hereof shall be, subject to the requirements of
Article 6, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of this Agreement. For the avoidance of doubt, the parties intend that this Agreement continue in perpetuity.



                                    ARTICLE 6

                               DISPUTE RESOLUTION

Section 6.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as Confidential Information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorneys' fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding alternate dispute resolution ("ADR").

Section 6.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Los Angeles County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

Section 6.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

Section 6.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 6 with respect to all matters not subject to such dispute, controversy or claim.

                                    ARTICLE 7

                            LIMITATION OF LIABILITY.

        IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT J OF THE MASTER SEPARATION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.



                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

SECTION 8.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL TECHNOLOGY AND ANY OTHER INFORMATION OR MATERIALS PROVIDED HEREUNDER IS PROVIDED ON AN "AS IS" BASIS, AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

Section 8.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Optical Access Technology. Neither party is required hereunder to furnish or disclose to the other any technical or other information, except as specifically provided herein.

Section 8.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Copyrights, Database Rights or Mask Work Rights or misappropriation of any trade secret rights in or to any Technology licensed to the other party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such rights or which claims that any Technology assigned or licensed to the other party hereunder infringes any Patent, Copyright, Database Right, Mask Work Right or other intellectual property right of any Third Party or constitutes a misappropriated trade secret of any Third Party. MRV shall not have any right to institute any action or suit against Third Parties for infringement of any of the Copyrights, Database Rights or Mask Work Rights in or to the Optical Access Technology.

SECTION 8.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries, is obligated under this Agreement to provide any technical assistance.

Section 8.5 ENTIRE AGREEMENT. This Agreement, the Master Separation Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear on any portion of the Optical Access Technology. To the extent there is a conflict between this Agreement and the Master Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern. To the extent that the parties enter into specific agreements regarding specific projects, such agreements shall supersede this Agreement with respect to any common subject matter.

Section 8.6 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 6 above.

Section 8.7 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 8.8 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:



if to MRV:

               MRV Corporation
               20415 Nordhoff Street
               Chatsworth, California 91311
               Attention: Noam Lotan, Chief Executive Officer
               Fax: (818) 773-0906
if to Optical Access:

               Optical Access, Inc.
               20415 Nordhoff Street
               Chatsworth, California 91311
               Attention: Guy Avidan
               Fax:  (818) ___-______



or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 8.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign this Agreement to an entity that succeeds to all or substantially all of the business or assets of such party as long as such Person agrees to accept all of the terms set forth herein; provided, however, that the rights and obligations set forth in Sections 3.1 and 3.2 may not be assigned or transferred in any event (except in the case of a reincorporation of such party in another state). Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

Section 8.10 SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 8.13 COUNTERPARTS. This Agreement, including the Ancillary Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        WHEREFORE, the parties have signed this Master Technology Ownership and License Agreement effective as of the date first set forth above.



                                               MRV COMMUNICATIONS, INC.
                                               a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Noam Lotan
                                               Chief Executive Officer


                                               OPTICAL ACCESS, INC.
                                               a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Guy Avidan,
                                               Chief Executive Officer